INNOVATE Corp. ™ 2024 INNOVATE Corp. Q4 2023 Earnings Release Supplement March 4, 2024

INNOVATE Corp. ™ 2024 Safe Harbor Disclaimers 2 Cautionary Statement Regarding Forward-Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, anticipated developments regarding the FDA approval process at MediBeacon, anticipated performance of new channels and LPTV frequencies, expanded uses for LPTV channels in the Spectrum segment and the deployment of datacasting, anticipated agreements in the Spectrum segment with public broadcast networks, anticipated 5G broadcasting opportunities in the Spectrum segment, anticipated developments regarding Federal Communications Commission approval to convert existing station to 5G broadcast, our intentions to regain compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur; our dependence on key personnel; volatility in the trading price of our common stock; the impact of recent supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all. Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE Corp. ™ 2024 Safe Harbor Disclaimers 3 Non-GAAP Financial Measures In this earnings release supplement, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness. Adjusted EBITDA Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; legacy accounts receivable expense; restructuring and exit costs; and acquisition and disposition costs. Third Party Sources Third party information presented in this earnings release supplement is based on sources we believe to be reliable; however, there can be no assurance information so presented will prove accurate in whole or in part.

INNOVATE Corp. ™ 2024 Strong Finish to 2023; Business Segments are Well-Positioned for Execution of Strategic Initiatives in 2024 ■ DBM Global delivered fourth quarter revenue of $353.8 million and significantly expanded gross margin by approximately 200 basis points. ■ R2 Technologies achieved record growth in North America for both system sales and number of patients treated. ■ MediBeacon continues to work through their substantive review for the kidney monitoring program with the FDA. ■ Broadcasting announced new network launches and, separately, agreements with PBS stations for new commercial opportunities with ATSC 3.0. Fourth Quarter and Full Year 2023 Highlights 4

INNOVATE Corp. ™ 2024 ■ New network launches across the platform ■ Entered into agreements with PBS stations to provide ATSC 3.0 "lighthousing" along with commercial joint ventures in data casting and other areas ■ Actively exploring 5G broadcasting opportunities in the U.S. ■ Achieved record growth in North America for both system sales and patients treated ■ Received market approval in Saudi Arabia and UAE ■ Continues to work through regulatory approval with the FDA ■ Reported backlog of $1.1B and total adjusted backlog(1) of $1.2B ■ Expanded gross margins over the prior year period as expected ■ Starting to see backlog stabilize while remaining strong and providing future visibility Segment Highlights Infrastructure Highlights Life Sciences Highlights Spectrum Highlights 5(1) Adjusted Backlog takes into consideration awarded, but not yet signed contracts.

Q4 2023 QTD Financial Highlights

INNOVATE

Revenue

($ millions)		4Q23		4Q22
Infrastructure	$	353.8	$	397.3
Life Sciences		1.5		1.3
Spectrum		5.7		10.7
Consolidated INNOVATE	**$**	**361.0**	**$**	**409.3**

Net income (loss) Attrib. to INNOVATE Corp. & Adjusted EBITDA

($ millions)		4Q23 NI[(1)]		4Q23 Adjusted EBITDA[(2)]		4Q22 NI[(1)]		4Q22 Adjusted EBITDA[(2)]
Infrastructure	$	8.9	$	30.0	$	5.9	$	32.7
Life Sciences		(6.2)		(7.1)		(4.3)		(4.5)
Spectrum		(5.4)		1.1		(2.8)		2.5
Non-Operating Corporate		(5.4)		(2.5)		(4.9)		(3.7)
Other & Eliminations		(1.2)		—		0.4		1.1
Consolidated INNOVATE	**$**	**(9.3)**	**$**	**21.5**	**$**	**(5.7)**	**$**	**28.1**

Consolidated Q4 Results

- Revenue decreased $48.3M or 11.8% driven by our Infrastructure segment, and, to a lesser extent, our Spectrum segment. The decline at our Infrastructure segment was driven by timing and size of projects, mostly from DBMG's commercial structural steel fabrication and erection business, which was partially offset by increases at the industrial maintenance and repair business and Banker Steel, while revenues at our Spectrum segment decreased primarily as a result of the termination of HC2 Network, Inc. ("Network") and its associated Azteca America network ("Azteca") content on December 31, 2022.
- Net Loss attributable to INNOVATE Corp. of $9.3M
- Adjusted EBITDA[(2)] decreased by $6.6M to $21.5M driven by our Infrastructure, Life Sciences, Spectrum and Other segments, which was partially offset by our Non-Operating corporate segment.

Infrastructure

- Net Income of $8.9M[(1)]
- Adjusted EBITDA[(2)] down $2.7M year-over-year driven by an increase in recurring SG&A expenses.
- Reported and adjusted[(3)] backlog of $1.1B and $1.2B, respectively, compared to reported and adjusted[(3)] backlog of $1.8B at December 31, 2022.

Life Sciences

- Revenue of $1.5M driven by R2, which is up $0.2M or 15.4%, primarily as a result of the launch of the Glacial fx system in the U.S. and an increase in Glacial Rx units sold in the U.S., which was partially offset by a change in product mix sold outside the U.S, as more Glacial Spa systems, which have a lower retail price per unit, were sold compared to Glacial Rx systems, which have a higher retail price per unit, as well as decrease in consumables sold outside the U.S.
- Adjusted EBITDA losses[(2)] up $2.6M year-over-year primarily due to higher equity method losses recognized from our investment in MediBeacon in the current period due to additional investments in MediBeacon resulting in previously suspended losses to be recognized as the investment's carrying amount was reduced to zero, which was partially offset by a decrease in SG&A expenses at R2, driven by a decrease in marketing costs and compensation expenses as a result of cost reduction initiatives.

Spectrum

- Net Loss of $5.4M[(1)]
- Adjusted EBITDA[(2)] down $1.4M year-over-year primarily due to a one-time benefit related to the termination of Azteca in the prior period, which was partially offset by a decrease in unrepeated SG&A expenses in the prior period.

Non-Operating Corporate

- Adjusted EBITDA losses[(2)] down $1.2M primarily driven by a decrease in compensation and legal expenses.

Other & Eliminations

- Adjusted EBITDA[(2)] down $1.1M driven by the elimination of equity method income from our investment in HMN, which was sold on March 6, 2023.

Fourth Quarter Consolidated Revenue and Adjusted EBITDA[(2)] of $361.0 million and $21.5 million, respectively

(1) Net income (loss) attributable to INNOVATE Corp.
(2) See Appendix for reconciliation of Non-GAAP to U.S. GAAP.
(3) Adjusted Backlog takes into consideration awarded, but not yet signed contracts.

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INNOVATE Corp. ™ 2024 ■ Convert backlog to revenue and pursue market opportunities in 2024. ■ Continues to see sizable projects and opportunity in the market and its pipeline for 2025. ■ 10.9% revenue decrease driven primarily by the timing and size of projects at DBMG's commercial structural steel fabrication and erection business which was partially offset by an increase at the industrial maintenance and repair business, Banker Steel and the construction modeling and detailing business due to timing and size of projects. ■ Adjusted EBITDA(2) decrease was primarily driven by an increase in recurring SG&A expenses, and lower contributions at Banker steel due to timing and size of projects, which was partially offset by increased margins at the industrial maintenance and repair business. ■ Reported backlog was $1.1B and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.2B. Financials ($ millions) 4Q23 4Q22 Revenue $ 353.8 $ 397.3 Net Income(1) $ 8.9 $ 5.9 Adjusted EBITDA (2) $ 30.0 $ 32.7 (1) Net income attributable to INNOVATE Corp. (2) See Appendix for reconciliation of Non-GAAP to U.S. GAAP. All data as of December 31, 2023 unless otherwise noted. Segment Highlights - Infrastructure DBM Global ("DBM") 7 $1,782.3 $1,595.6 $1,462.2 $1,265.5 $1,057.2 Backlog Adjusted Backlog 4Q22 1Q23 2Q23 3Q23 4Q23 $500 $1,000 $1,500 $2,000 ~$1,169.3 Trending Backlog Overview Near-Term Focus ($ millions)

Segment Highlights - Life Sciences

Pansend Life Sciences ("Pansend")

PANSEND

R2 Technologies

- R2 experienced **76%** sequential growth and **111%** full year-over-year growth in North America system sales.
- **173%** increase in monthly patients.
- **106%** increase in average monthly utilization per Glacial provider.
- Expanded global reach with market approval received in both Saudi Arabia and United Arab Emirates (UAE).

MediBeacon

- Continues to work through regulatory approval with the FDA. Met with the FDA in the first quarter 2024 and working to resolve outstanding questions in order to move to approval status.
- Disclosed positive findings in its Pivotal Study completed in 2023 for which it met the prenegotiated primary and secondary endpoints for efficacy and safety, respectively(4).

Summary of Investments

Company	Investment to Date	Equity %	Fully Diluted %
R2 Technologies	$52.3M	56.6%	51.5%
MediBeacon	$34.2M	46.2%	40.1%
Genovel	$4.0M	80.0%	75.2%
Triple Ring(3)	$0.9M	7.2%	1.9%
Scaled Cell Solutions(3)	$0.9M	20.1%	20.1%

(1) Investment-to-date totals and equity ownership percentages are as of December 31, 2023.
(2) MediBeacon agents and devices are not approved for human use by any regulatory agency.
(3) Triple Ring was partially sold on 11/30/23 in exchange for cash and shares of Scaled Cell Solutions, Inc. INNOVATE retained shares of Triple Ring
(4) https://clinicaltrials.gov/study/NCT05425719

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INNOVATE Corp. ™ 2024 ■ Gaining considerable traction with sizeable network launches which include FreeTV and three large sports networks. ■ Entering into agreements with PBS stations to provide ATSC 3.0 “lighthousing” along with commercial joint ventures in datacasting and other areas. ■ Filed an application with the FCC to convert an existing station to 5G broadcast in order to participate in Phase 2 proof of concept. Financials ($ millions) 4Q23 4Q22 Station Group $ 5.7 $ 5.4 Network ("Azteca") — 5.3 Revenue $ 5.7 $ 10.7 Net (Loss) Income(1) $ (5.4) $ (2.8) Adjusted EBITDA (2) $ 1.1 $ 2.5 9 Segment Highlights - Spectrum HC2 Broadcasting ("Broadcasting") 245 45 251 Central Cast Integrated Operating Stations 4Q17 4Q18 4Q19 4Q20 4Q21 4Q22 1Q23 2Q23 3Q23 4Q23 0 50 100 150 200 250 Overview Near-Term Focus ■ Continue business development and sign up large content providers; strong pipeline of pending lease agreements or revenue shares across multiple markets. ■ Seeing new revenue opportunities with across a variety of networks. ■ Continue to actively explore opportunities related to 5G broadcast TV. Station Growth (1) Net (loss) attributable to INNOVATE Corp. (2) See Appendix for reconciliation of Non-GAAP to U.S. GAAP.

INNOVATE Corp. ™ 2024 (1) Debt Maturity Profile excludes Preferred Stock and operating leases (2) Debt Amortization and Maturity Profile chart presents debt annual amortization and maturity payments (3) Excludes restricted cash Debt Summary(1) ($ millions) Maturity Dec-23 Dec-22 8.50% Senior Secured Notes 2026 $ 330.0 $ 330.0 7.50% Convertible Senior Notes 2026 51.8 51.8 Line of Credit 2025 20.0 20.0 CGIC Unsecured Note 2026 35.1 — Infrastructure Debt Various 198.8 243.0 Spectrum Debt 2025 69.7 69.7 Life Science Debt 2024 17.4 10.8 Total Principal Outstanding $ 722.8 $ 725.3 Unamortized OID and DFC (13.0) (10.9) Total Debt $ 709.8 $ 714.4 Cash & Cash Equivalents(3) 80.8 80.4 Net Debt $ 629.0 $ 634.0 Current Credit Picture 10 Debt Amortization and Maturity Profile $30.5 $197.1 $494.9 $0.2 $0.1 Holdco Infrastructure Spectrum Life Science 2024 2025 2026 2027 2028 $— $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 ($ millions) (2)

INNOVATE Corp. ™ 2024 Appendix Select GAAP Financials & Non-GAAP Reconciliations

INNOVATE Corp. ™ 2024 INNOVATE Selected GAAP Financials Income Statement (Unaudited) (Unaudited) (in millions) Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Revenue $ 361.0 $ 409.3 $ 1,423.0 $ 1,637.3 Cost of revenue 299.9 346.4 1,207.0 1,415.9 Gross profit 61.1 62.9 216.0 221.4 Operating expenses: Selling, general and administrative 41.4 49.8 168.0 180.1 Depreciation and amortization 4.3 6.6 20.2 27.2 Other operating loss 1.4 — 1.3 0.7 Income from operations 14.0 6.5 26.5 13.4 Other (expense) income: Interest expense (19.2) (13.6) (68.2) (52.0) (Loss) income from equity investees (3.6) 0.8 (9.4) (1.3) Other (expense) income, net (0.5) (1.7) 16.7 (1.2) Loss from operations before income taxes (9.3) (8.0) (34.4) (41.1) Income tax (expense) benefit (1.3) 0.7 (4.5) (0.9) Net loss (10.6) (7.3) (38.9) (42.0) Net loss attributable to non-controlling interests and redeemable non- controlling interests 1.3 1.6 3.7 6.1 Net loss attributable to INNOVATE Corp. (9.3) (5.7) (35.2) (35.9) Less: Preferred dividends 0.3 1.3 2.4 4.9 Net loss attributable to common stockholders $ (9.6) $ (7.0) $ (37.6) $ (40.8) 12

INNOVATE Corp. ™ 2024 Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA 13 (in millions) Three Months Ended December 31, 2023 Infrastructure Life Sciences Spectrum Non-Operating Corporate Other and Eliminations INNOVATE Net income (loss) attributable to INNOVATE Corp. $ 8.9 $ (6.2) $ (5.4) $ (5.4) $ (1.2) $ (9.3) Adjustments to reconcile net income (loss) to Adjusted EBITDA: Depreciation and amortization 2.8 0.2 1.3 — — 4.3 Depreciation and amortization (included in cost of revenue) 4.0 — — — — 4.0 Other operating (income) loss — — (0.2) 0.5 1.1 1.4 Interest expense 3.5 0.8 3.4 11.5 — 19.2 Other (income) expense, net — — 2.2 (1.8) 0.1 0.5 Income tax expense (benefit) 9.2 — 0.3 (8.2) — 1.3 Non-controlling interest 0.9 (1.7) (0.5) — — (1.3) Share-based compensation expense — (0.3) — 0.5 — 0.2 Acquisition and disposition costs 0.7 0.1 — 0.4 — 1.2 Adjusted EBITDA $ 30.0 $ (7.1) $ 1.1 $ (2.5) $ — $ 21.5

Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

INNOVATE

(in millions)

	Year Ended December 31, 2023					
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$ 28.7	$ (15.5)	$ (22.2)	$ (33.2)	$ 7.0	$ (35.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:						
Depreciation and amortization	14.4	0.5	5.2	0.1	—	20.2
Depreciation and amortization (included in cost of revenue)	15.7	0.1	—	—	—	15.8
Other operating (income) loss	(0.2)	—	(0.1)	0.5	1.1	1.3
Interest expense	13.8	2.9	13.4	38.1	—	68.2
Other (income) expense, net	(1.2)	(4.1)	7.7	(6.7)	(12.4)	(16.7)
Income tax expense (benefit)	20.2	—	0.3	(14.8)	(1.2)	4.5
Non-controlling interest	2.8	(7.3)	(2.5)	—	3.3	(3.7)
Share-based compensation expense	—	0.2	—	2.0	—	2.2
Legacy accounts receivable expense	2.2	—	—	—	—	2.2
Restructuring and exit costs	2.1	—	0.1	—	—	2.2
Acquisition and disposition costs	2.1	0.1	0.1	0.5	1.2	4.0
Adjusted EBITDA	**$ 100.6**	**$ (23.1)**	**$ 2.0**	**$ (13.5)**	**$ (1.0)**	**$ 65.0**

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INNOVATE Corp. ™ 2024 Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA 15 (in millions) Three Months Ended December 31, 2022 Infrastructure Life Sciences Spectrum Non-Operating Corporate Other and Eliminations INNOVATE Net income (loss) attributable to INNOVATE Corp. $ 5.9 $ (4.3) $ (2.8) $ (4.9) $ 0.4 $ (5.7) Adjustments to reconcile net income (loss) to Adjusted EBITDA: Depreciation and amortization 5.1 0.1 1.4 — — 6.6 Depreciation and amortization (included in cost of revenue) 3.8 — — — — 3.8 Interest expense 3.1 0.6 1.3 8.6 — 13.6 Other expense (income), net 0.9 0.8 2.1 (1.9) (0.2) 1.7 Income tax expense (benefit) 5.1 — (0.1) (6.4) 0.7 (0.7) Non-controlling interest 0.5 (1.9) (0.4) — 0.2 (1.6) Share-based compensation expense — 0.2 — 0.5 — 0.7 Restructuring and exit costs 6.4 — 0.7 — — 7.1 Acquisition and disposition costs 1.9 — 0.3 0.4 — 2.6 Adjusted EBITDA $ 32.7 $ (4.5) $ 2.5 $ (3.7) $ 1.1 $ 28.1

INNOVATE Corp. ™ 2024 Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA 16 (in millions) Year Ended December 31, 2022 Infrastructure Life Sciences Spectrum Non-Operating Corporate Other and Eliminations INNOVATE Net income (loss) attributable to INNOVATE Corp. $ 29.2 $ (19.2) $ (13.3) $ (35.3) $ 2.7 $ (35.9) Adjustments to reconcile net income (loss) to Adjusted EBITDA: Depreciation and amortization 21.0 0.3 5.8 0.1 — 27.2 Depreciation and amortization (included in cost of revenue) 15.0 — — — — 15.0 Other operating (income) loss (0.6) — 1.3 — — 0.7 Interest expense 10.1 0.8 7.4 33.7 — 52.0 Other (income) expense, net (1.0) 0.4 3.9 (1.9) (0.2) 1.2 Income tax expense (benefit) 16.5 — (0.1) (16.2) 0.7 0.9 Non-controlling interest 2.8 (8.2) (1.9) — 1.2 (6.1) Share-based compensation expense — 0.5 — 1.9 — 2.4 Restructuring and exit costs 6.5 — 0.7 — — 7.2 Acquisition and disposition costs 2.2 — 0.7 1.0 (0.4) 3.5 Adjusted EBITDA $ 101.7 $ (25.4) $ 4.5 $ (16.7) $ 4.0 $ 68.1